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                             SCG HOLDING CORPORATION
                  AND SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC
                             OFFER TO EXCHANGE THEIR
                     12% SENIOR SUBORDINATED NOTES DUE 2009,
             WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
                                1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                     12% SENIOR SUBORDINATED NOTES DUE 2009

TO OUR CLIENTS:

                  Enclosed for your consideration is a Prospectus of SCG Holding Corporation and Semiconductor Components Industries, LLC, each a Delaware corporation (together, the "Issuers"), dated [ ], 2000 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") of registered 12% Senior Subordinated Notes due 2009 (the "New Notes") for any and all outstanding 12% Senior Subordinated Notes due 2009 (the "Old Notes") (CUSIP No. 783885AA4 for Old Notes offered and sold in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and CUSIP No. U8066HAA1 for Old Notes offered and sold pursuant to Regulation S under the Securities Act), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers and the Issuers' domestic subsidiaries (each a "Guarantor" and collectively, the "Guarantors") contained in the Exchange Offer and Registration Rights Agreement, dated as of August 4, 1999, between the Issuers, the Guarantors, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

                  This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

                  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

                  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [      ], 2000 (30 CALENDAR DAYS
FOLLOWING THE COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY THE ISSUERS. ANY OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.



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         Your attention is directed to the following:

         1. The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

         3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4. The Exchange Offer expires at 5:00 p.m., New York City time, on
[             ], 2000, unless extended by the Issuers.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

                  The undersigned acknowledge(s) receipt of your letter
enclosing the Prospectus, dated [            ], of SCG Holding Corporation and
Semiconductor Components Industries, LLC, each a Delaware corporation, and the related specimen Letter of Transmittal.


         This will instruct you to tender the number of Old Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

Box 1 / /                Please tender my Old Notes held by you for my account.
                         If I do not wish to tender all of the Old Notes held by you for any account, I have identified on a signed schedule attached hereto the number of Old Notes that I do not wish tendered.

Box 2 / /                Please do not tender any Old Notes held by you for my
                         account.


Date                                 , 2000
     --------------------------------         ----------------------------------
                                                         Signature(s)

                                              ----------------------------------


                                              ----------------------------------
                                                  Please print name(s) here

                                              ----------------------------------
                                                  Area Code and Telephone No.

                  UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD NOTES.

                                       2